EXHIBIT A



                         JL Stephan Co PC
                   Certified Public Accountants
          862 E. Eighth Street, Traverse City, MI 49686
             Phone (616) 941-7600 Fax (616) 941-1996
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February 9, 1999


Securities & Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re: General Energy Revised Form 8-K

This is a follow up regarding the revised Form 8-K prepared by General Energy Resources & Technology Corp. dated February 8,
1999 regarding our resignation as auditors of their Company.

We have read their statement and concur that our resignation was due to their inability to pay or fees. We have not issued any reports on financial statements in the past two years. There were no unresolved disagreements over accounting principles, financial statement disclosures, or auditing procedures.

Please contact us immediately if you require any further information.

Sincerely,


JOHN P. MORSE
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John P. Morse, CPA
JL Stephan Co PC